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EXHIBIT 4.3

BEAZER HOMES USA, INC.

4 5/8% Convertible Senior Notes due 2024

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made and entered into this 8th day of June, 2004 among Beazer Homes USA, Inc., a Delaware corporation (the "Company"), the guarantors listed on Schedule I hereto (collectively, the "Guarantors" and, collectively with the Company, the "Issuers"), and Citigroup Global Markets Inc., UBS Securities LLC, Banc One Capital Markets, Inc., Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC and BNP Paribas Securities Corp., as initial purchasers (the "Initial Purchasers").

        This Agreement is made pursuant to the Purchase Agreement, dated June 3, 2004, among the Issuers and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers (the "Initial Placement") of an aggregate of $150 million principal amount of the Company's 4 5/8% Convertible Senior Notes due 2024 (the "Firm Notes") and the granting by the Company to the Initial Purchasers of the option to purchase $30 million additional principal amount of such Convertible Senior Notes (the "Option Notes" and, together with the Firm Notes, the "Notes"). The Company's obligations under the Notes and the Indenture will be unconditionally guaranteed (the "Guarantees") on an unsecured senior basis by each of the Guarantors. All references herein to the Notes include the related Guarantees, unless the context otherwise requires. The Notes are convertible into shares of Common Stock, par value $0.01 per share of the Company at the initial conversion price set forth in the Offering Memorandum dated June 3, 2004 relating to the Initial Placement of the Notes (the "Offering Memorandum"), subject to adjustment in accordance with the Indenture (as defined below). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

        In consideration of the foregoing, the parties hereto agree as follows:

        1.    Definitions.    Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Additional Amounts" shall have the meaning set forth in Section 2.4(A) hereof.

          "Additional Amounts Payment Date" shall have the meaning set forth in Section 2.4(B) hereof.

          "Affiliate" shall have the meaning set forth in the Indenture.

          "Applicable Conversion Price" shall mean, as of any date of determination, $1,000 principal amount of Notes as of such date of determination divided by the Conversion Rate in effect as of such date of determination or, if no Notes are then outstanding, the Conversion Rate that would be in effect were Notes then outstanding.

          "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          "Closing Date" shall mean the later of (a) the Firm Closing Date and (b) the date on which the Option Notes are issued.

          "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

          "Conversion Rate" shall have the meaning assigned to such term in the Indenture.

          "Depositary" shall mean The Depository Trust Company, or any other depositary for the Securities appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

          "Firm Closing Date" shall mean the date on which the Firm Notes are issued.

          "Firm Notes" shall have the meaning set forth in the preamble hereto.

          "Guarantors" shall have the meaning set forth in the preamble hereto.

          "Holder" shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities.

          "Indenture" shall mean the Indenture, dated as of June 8, 2004 among the Issuers and SunTrust Bank, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

          "Initial Placement" shall have the meaning set forth in the preamble hereto.

          "Initial Purchaser" or "Initial Purchasers" shall have the meaning set forth in the preamble hereto.

          "Losses" shall have the meaning set forth in section 4(D) hereof.

          "Majority Holders" shall mean, on any date, Holders of a majority of the outstanding Shares constituting Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by any Issuer and other obligors on the Notes or any Affiliate of any Issuer or other obligor shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount. For the purposes of this definition, Holders of Notes constituting Registrable Securities shall be deemed to be Holders of the number of Shares into which such Notes are or would be convertible as of such date.

          "NASD" shall mean the National Association of Securities Dealers Inc.

          "Notes" shall have the meaning set forth in the preamble hereto.

          "Notice and Questionnaire" shall mean a written notice delivered to the Company substantially in the form attached as Appendix I to the Offering Memorandum.

          "Notice Holder" shall mean, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

          "Offering Memorandum" shall have the meaning set forth in the preamble hereto.

          "Option Notes" shall have the meaning set forth in the preamble hereto.

          "Person" shall mean any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble hereto.

          "Registrable Securities" shall mean the Securities; provided, however, that Securities shall cease to be Registrable Securities when (i) a Shelf Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (ii) such Securities have been distributed to the public pursuant to Rule 144 under the 1933 Act under the 1933 Act or may be sold pursuant to Rule 144(k) (or any similar provision in force, but not Rule 144A), or (iii) such Securities shall have ceased to be outstanding.

          "Registration Default" shall have the meaning set forth in Section 2.4(A) hereof.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Issuers with this Agreement, including, without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, including, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities and any filings with the NASD), (iii) all expenses relating to printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Issuers and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and disbursements of one firm, at any one time, of legal counsel selected by Citigroup Global Markets Inc. or the Majority Holders to represent the Holders of Registrable Securities (which fees shall not exceed $10,000 in the aggregate). Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all brokerage commissions, underwriting discounts and transfer taxes with respect to any Registrable Securities sold by it and, except as set forth in clause (viii) above, the Issuers shall not be responsible for the fees and expenses of any counsel, accountant or adviser for the Holders.

          "SEC" shall mean the United States Securities and Exchange Commission or any successor agency or governmental body performing the functions currently performed by the United States Securities and Exchange Commission.

          "Securities" shall mean collectively the Notes and the Shares.

          "Shares" shall mean the shares of common stock of the Company, par value $0.01 per share, into which the Notes are convertible or that have been issued upon any conversion of the Notes into common stock of the Company.

          "Shelf Registration" shall mean a registration effected pursuant to Section 2.1 hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuers pursuant to the provisions of Section 2.1 of this Agreement which covers some or all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Suspension Period" shall have the meaning set forth in Section 2.1(A) hereof.

          "TIA" shall mean the Trust Indenture Act of 1939, as amended.

          "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

        2.    Registration Under the 1933 Act.

          2.1    Shelf Registration.

          (A)  The Company agrees to file under the 1933 Act within 90 days after the Firm Closing Date a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, pursuant to Rule 415 under the 1933 Act or any similar rule that may be adopted by the SEC. The Company agrees to use its reasonable commercial efforts to cause the Shelf Registration Statement to become or be declared effective within 180 days after the Firm Closing Date and to keep such Shelf Registration Statement continuously effective until the earliest of (i) such time as there are no longer any Registrable Securities outstanding, and (ii) the second anniversary of the Closing Date (plus, in each case, the number of days in any Suspension Period); provided, however, that the Company shall not be obligated to keep the Shelf Registration Statement effective or to permit the use of any Prospectus forming a part of the Shelf Registration Statement if (i) the Company determines, in its reasonable judgment, upon advice of counsel that the continued effectiveness and use of the Shelf Registration Statement would (x) require the disclosure of material information which the Company has a bona fide business reason for preserving as confidential or (y) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries; and provided, further, that the failure to keep the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities for such reasons shall last no longer than 45 consecutive calendar days or no more than an aggregate of 90 calendar days during any consecutive twelve-month period (whereafter a Registration Default, as hereinafter defined, shall occur and Additional Amounts shall accrue as set forth in Section 2.4(A)(v) hereof) and (ii) the Company promptly thereafter complies with the requirements of Section 3(K) hereof, if applicable; any such period during which the Company is excused from keeping the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities is referred to herein as a "Suspension Period"; a Suspension Period shall commence on and include the date that the Company gives notice to the Holders that the Shelf Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Registrable Securities as a result of the application of the proviso of the foregoing sentence, stating the reason therefor, and shall end on the earlier to occur of the date on which each seller of Registrable Securities covered by the Shelf Registration Statement either receives the copies of the supplemented or amended Prospectus or is advised in writing by the Company that use of the Prospectus may be resumed. The Company shall not be required to specify the nature of the event giving rise to the Suspension Peroid in such notice to Holders; provided that such notice to Holders shall state that it is being given pursuant to Section 2.1(A) hereof.

          (B)  Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to the Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2.1(B) and the last paragraph of Section 3 hereof. To be named as a selling holder in the Shelf Registration Statement when it first becomes effective, Holders must deliver a duly completed Notice and Questionnaire to the Company at least five

  (5) Business Days prior to the effectiveness of the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within five (5) Business Days after such date, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling holder in the Shelf Registration Statement and the related Prospectus and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law (provided, however, that if the Company is required to file a post-effective amendment to the Shelf Registration Statement in order to add a Holder as a selling holder in the Shelf Registration Statement, the Company shall promptly, but in any event within ten (10) Business Days, file with the SEC such post-effective amendment) and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2.1(B)(i) hereof; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2.1(B)(i) hereof; provided, that if such Notice and Questionnaire is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Suspension Period. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling holder in the Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2.1(B) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling holder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2.1(B).

          (C)  The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(B) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          2.2    Expenses.    The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 hereof and the performance of its obligations under Sections 2.1 and 3 hereof.

          2.3    Effectiveness.

          (A)  The Company will be deemed not to have used its reasonable commercial efforts to cause the Shelf Registration Statement to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would, or omits to take any action (other than any action specifically permitted by Section 2.1(A) hereof) which omission would, result in any such Shelf Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

          (B)  A Shelf Registration Statement pursuant to Section 2.1 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume.

          2.4    Additional Amounts.

          (A)  If any of the following events (any such event a "Registration Default") shall occur, then additional amounts (the "Additional Amounts") shall become payable to Holders in respect of the Securities as follows:

            (i)    if the Shelf Registration Statement is not filed with the SEC within 90 days following the Firm Closing Date (or, if such 90th day is not a Business Day, the next succeeding Business Day), then commencing on the next succeeding Business Day, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such Registration Default and at a rate of 0.50% per annum thereafter;

            (ii)   if the Shelf Registration Statement is not declared effective by the SEC within 180 days following the Firm Closing Date (or, if such 180th day is not a Business Day, the next succeeding Business Day), then commencing on the next succeeding Business Day, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such Registration Default and at a rate of 0.50% per annum thereafter;

            (iii)  if the Company has failed to perform its obligations set forth in Section 2.1(B) hereof within the time periods required therein, then commencing on the first day after the date by which the Company was required to perform such obligations, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.50% per annum thereafter;

            (iv)  if the Shelf Registration Statement has been declared effective but such Shelf Registration Statement ceases to be effective at any time (other than as specifically permitted in Section 2.1(A) hereof) without being succeeded within 30 days by an amendment thereto or an additional registration statement filed and declared effective, then commencing on the day such Shelf Registration Statement ceases to be effective, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such date on which the Shelf Registration Statement ceases to be effective and at a rate of 0.50% per annum thereafter; or

            (v)   if the aggregate duration of Suspension Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 2.1(A) hereof, then commencing on the day the aggregate duration of Suspension Periods in any period exceeds the number of days permitted in respect of such period, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.50% per annum thereafter;

  provided, however, that the Additional Amounts on the Securities shall not exceed in the aggregate 0.50% per annum and shall not be payable under more than one clause above for any given period of time, except that if Additional Amounts would be payable under more than one clause above, but at a rate of 0.25% per annum under one clause and at a rate of 0.50% per annum under the other, then the Additional Amounts rate shall be the higher rate of 0.50% per annum; provided, further, however, that (1) upon the filing of the Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of clause (ii) above), (3) upon the Company's performing its obligations set forth in Section 2.1(B) hereof (in the case of clause (iii) above), (4) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iv) above), or (5) upon the termination of the Suspension Period that caused the limit on the aggregate duration of Suspension Periods in a period set forth in Section 2.1(A) to be exceeded (in the case of clause (v) above), Additional Amounts on the Securities as a result of such clause, as the case may be, shall cease to accrue.

          (B)  Additional Amounts on the Securities, if any, will be payable in cash on June 15 and December 15 of each year (the "Additional Amounts Payment Date") to holders of record of outstanding Registrable Securities on each preceding June 1 and December 1, respectively. The date of determination of the Applicable Conversion Price of any outstanding Shares that are Registrable Securities shall be the Business Day immediately preceding the Additional Amounts Payment Date; provided that in the case of an event of the type described in Section 2.4(A) (iii) above, such Additional Amounts shall be paid only to the Holders that have delivered Notice and Questionnaires that caused the Company to incur the obligations set forth in Section 2.1(B), the non-performance of which is the basis of such Registration Default; provided, further, that any Additional Amounts accrued with respect to any Notes or portion thereof called for redemption on a redemption date or purchased on a purchase date or converted into Shares on a conversion date prior to the Registration Default shall, in any such event, be paid instead to the Holder who submitted such Notes or portion thereof for redemption, purchase or conversion on the applicable redemption date, purchase date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion), and shall continue to accrue on the Shares issuable upon conversion of any Notes to the extent any Registration Default has not yet been cured. Following the cure of all Registration Defaults requiring the payment of Additional Amounts by the Company to the Holders of Registrable Securities pursuant to Section 2.4(A), the accrual of Additional Amounts will cease without in any way limiting the effect of any subsequent Registration Default requiring the payment of Additional Amounts by the Company.

        The Trustee shall be entitled, on behalf of Holders of Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Amounts. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which Additional Amounts are expressly provided shall be as set forth in this Section 2.4 in addition to any remedies available to the Holders of the Securities under the Indenture. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. With respect to payments of Additional Amounts pursuant to Section 2.4(A)(iii) to Holders who submitted Notice and Questionnaires, such payments will be personal to such Holders, payable only to them, regardless of whether they remain Holders.

        3.    Registration Procedures.    In connection with the obligations of the Company with respect to Shelf Registration Statements pursuant to Section 2.1 hereof, the Company shall:

          (A)  prepare and file with the SEC a Shelf Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form shall (i) be selected by the Company, (ii) be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the

  SEC to be filed therewith or incorporated by reference therein, and use its reasonable commercial efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (B)  cause (i) any Shelf Registration Statement and any amendment thereto, when it becomes effective, not to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) subject to Section 2.1(C), any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), not to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (C)  prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary under applicable law to keep such Shelf Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution reasonably requested by the selling Holders thereof;

          (D)  (i) notify each Holder of Registrable Securities, at least fifteen (15) calendar days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the methods reasonably requested by the Majority Holders participating in the Shelf Registration and as set forth in the Notice and Questionnaires, (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto, save and except during any Suspension Period;

          (E)  use its reasonable commercial efforts to register or qualify the Registrable Securities under such state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Shelf Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time such Shelf Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(E) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

          (F)  notify promptly each Holder of Registrable Securities under a Shelf Registration and, if requested by such Holder, confirm such advice in writing promptly (i) when such Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to such Shelf Registration Statement and Prospectus or for additional information after such Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of the Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate;

          (G)  furnish to counsel for the Holders of Registrable Securities copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Shelf Registration Statement and Prospectus or for additional information;

          (H)  make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement as soon as practicable and provide prompt notice to legal counsel for the Holders of the withdrawal of any such order;

          (I)   furnish to each Holder of Registrable Securities, the Representatives and each underwriter, if any, without charge, at least one conformed copy of each Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or all exhibits thereto, unless requested);

          (J)   cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold to the extent not held with the Depositary through Cede & Co., to remove any restrictive legends, and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three Business Days prior to the closing of any sale of Registrable Securities;

          (K)  upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(F)(ii), (iii), (v), (vi) and (vii) hereof and subject to the provisions of the first paragraph immediately following Section 3(T) hereof, as promptly as practicable after the occurrence of such an event, use its reasonable commercial efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees to promptly notify each

  Holder of such determination and to furnish each Holder such number of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

          (L)  obtain a CUSIP number for all Registrable Securities covered by the Shelf Registration Statement not later than the effective date of such Shelf Registration Statement, and provide the Trustee for the Notes and the transfer agent for the Shares with printed certificates for the Registrable Securities, free of any restrictive legends, that are in a form eligible for deposit with the Depositary;

          (M) unless the Indenture, as it relates to the Registrable Securities has already been so qualified, (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Registrable Securities, as the case may be in a timely manner, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its reasonable commercial efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (N)  in connection with any underwritten offering pursuant to Section 5 hereof:

            (i)    make such representations and warranties to the Holders participating in such underwritten offering and to the underwriters, in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings of convertible debt securities and covering matters set forth in the Purchase Agreement (it being understood and agreed that representations and warranties comparable to those contemplated by the Purchase Agreement, as modified to reflect a registered offering, shall be satisfactory);

            (ii)   obtain opinions of counsel to the Company (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the underwriters, it being understood and agreed that opinions comparable to those contemplated by the Purchase Agreement, as modified to reflect a registered offering, shall be satisfactory) addressed to each Holder participating in such underwritten offering and the underwriters, covering such matters as are customarily covered in opinions requested in primary underwritten offerings by the Company of convertible debt securities (it being understood and agreed that the matters to be covered by such opinions shall, in form, scope and substance, be comparable to the matters covered by the opinions contemplated by the Purchase Agreement, as modified to reflect a registered offering), dated as of the date of the opinion and as of the date of effectiveness of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, and shall include a statement of negative assurance (in form, scope and substance comparable to that contained in the opinions contemplated by the Purchase Agreement), as to the absence from the Shelf Registration Statement and the Prospectus, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (iii)  obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Shelf Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings of the Company;

            (iv)  if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section; and

            (v)   deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Majority Holders of the Registrable Securities being sold and the managing underwriters, if any;

  the above shall be done at (x) the effectiveness of such Shelf Registration Statement (and each post-effective amendment thereto) and (y) each closing under any underwriting or similar agreement as and to the extent required thereunder;

          (O)  in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with the Shelf Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers in order to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the 1933 Act; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such persons or (iv) such information becomes available to such persons from a source other than the Company and its subsidiaries and such source is not known by such persons to be bound by a confidentiality agreement; and provided, further, that the foregoing inspection and information gathering shall be coordinated by (x) the managing underwriter in connection with any underwritten offering pursuant to a Shelf Registration and (y) the Holder or Holders designated by the participating Majority Holders in connection with any non-underwritten offering pursuant to a Shelf Registration, together with one counsel designated by and on behalf of such persons;

          (P)   a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers, to counsel for the Holders, if any, and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, counsel for the Holders of Registrable Securities or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, counsel to the Holders of Registrable Securities or any underwriter shall reasonably object (which objection shall be made within a reasonable period of time), and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, counsel for the Holders of Registrable Securities or any underwriter;

          (Q)  use its reasonable commercial efforts to (i) confirm that the ratings of the Notes will apply to the Notes covered by the Shelf Registration Statement, or (ii) if the Notes were not previously rated, cause the Notes covered by the Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by the Majority Holders of Securities covered by such Shelf Registration Statement, or by the managing underwriters, if any;

          (R)  otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

          (S)   use its reasonable commercial efforts to cause the Shares to be listed on the New York Stock Exchange; and

          (T)  cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

        Each Holder agrees that upon receipt of any notice from the Company of (a) the happening of any event or the discovery of any facts, each of the kind described in Sections 3(F)(ii), (iii) or (v) hereof or (b) the Company's determination, in its reasonable judgment, upon advice of counsel, that the continued effectiveness and use of the Shelf Registration Statement or the Prospectus included in the Shelf Registration Statement would (x) require the disclosure of material information, which the Company has a bona fide business reason for preserving as confidential, or (y) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Shelf Registration Statement or Prospectus until (I) the receipt by such Holder of either copies of the supplemented or amended Prospectus contemplated by Section 3(K) hereof (and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice), or (II) notice in writing from the Company that such Holder may resume disposition of Registrable Securities pursuant to such Shelf Registration Statement or Prospectus. If the Company shall give any such notice described in clause (a) above to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(F)(ii), (iii) or (v) hereof, the Company shall be deemed to have used its reasonable commercial efforts to keep such Shelf Registration Statement effective during such Suspension Period; provided that the Company shall use its reasonable commercial efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to such Shelf Registration Statement. The Company shall extend the period during which such Shelf Registration Statement shall be maintained effective or the Prospectus shall be used pursuant to this Agreement by the number of days during the period from and including the date of the giving of the notice described in clauses (a) and (b) above to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or notification that they may resume such disposition under an existing Prospectus.

        If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

        Each Holder agrees, by acquisition of the Registrable Securities, that such Holder shall not be entitled to sell any of such Registrable Securities pursuant to the Shelf Registration Statement or to receive a Prospectus related thereto, unless such Holder has furnished the Company with a Notice and Questionnaire. Each Notice Holder agrees to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to the SEC's comments. Each Holder further agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, or causing to be delivered a Prospectus to the purchaser thereof.

        4.    Indemnification; Contribution.

          (A)  The Company agrees to indemnify and hold harmless each Holder covered by the Shelf Registration Statement, each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each such Holder or Initial Purchaser and each person who controls any such Holder or Initial Purchaser within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Section 4 Persons") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein and provided, further that the foregoing indemnity agreement with respect to any preliminary Prospectus shall not inure to the benefit of any Section 4 Person if it shall be established that a copy of the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Section 4 Person to the Person asserting such losses, claims, damages or liabilities, at or prior to the written confirmation of the sale of the Securites to such Person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, and if the Company had previously furnished copies thereof to such Section 4 Persons. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

        The Company also agrees to indemnify as provided in this Section 4(A) or contribute as provided in Section 4(D) hereof to Losses of each underwriter, if any, of Securities registered under the Shelf Registration Statement, its directors, officers, employees, Affiliates or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this paragraph (a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 3(N) hereof.

          (B)  Each Holder covered by the Shelf Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Shelf Registration Statement and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be acknowledged by each Notice Holder that is not an Initial Purchaser in such Notice Holder's Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have.

          (C)  Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (A) or (B) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (A) or (B) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the Company shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which shall be designated in writing by the Citigroup Global Markets Inc. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

          (D)  In the event that the indemnity provided in paragraph (A) or (B) of this Section 4 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending loss, claim, liability, damage or action) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, as set forth in the Purchase Agreement, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Offering Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth in the Purchase Agreement, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities registered under the 1933 Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (D), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4, each person who controls a Holder within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the 1933 or the 1934 Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (D).

          (E)  The provisions of this Section 4 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this Section 4, and shall survive the sale by a Holder covered by the Shelf Registration Statement.

          (F)    Underwritten Offering.    Any Holder of Registrable Securities who desires to do so may sell Registrable Securities (in whole or in part) in an underwritten offering; provided that (i) the Holders of at least 33 1/3% in aggregate principal amount of the Registrable Securities then covered by the Shelf Registration Statement shall request such an offering and (ii) at least such aggregate principal amount of such Registrable Securities shall be included in such offering; and provided further that no underwritten offering may be conducted without the prior agreement of the Company. Upon receipt of such a request and consent by the Company to such request, the Company shall provide all Holders of Registrable Securities written notice of the request, which notice shall inform such Holders that they have the opportunity to participate in the offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto (including the size of the offering) will be approved by, the Majority Holders to be included in such offering; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company. No Holder may participate in any underwritten offering contemplated hereby unless (a) such Holder agrees to sell such Holder's Registrable Securities to be included in the underwritten offering in accordance with any approved underwriting arrangements, (b) such Holder completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements, and (c) such Holder returns a completed and signed Notice and Questionnaire to the Company in accordance with this Agreement within a reasonable amount of time before such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 2.2 hereof, expenses of their own counsel.

        5.    Miscellaneous.

          5.1    Rule 144 and Rule 144A.    For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Securities (A) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (B) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and (C) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          5.2    No Inconsistent Agreements.    The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          5.3    Amendments and Waivers.    The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders of the Registrable Securities outstanding; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 2.4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 5.3 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Purchasers and each Holder.

          5.4    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

        Copies of all such notices, demands or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

          5.5    Successor and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders and the indemnified persons referred to in Section 4 hereof; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

          5.6    Third Party Beneficiaries.    The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

          5.7    Specific Performance.    Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2.1 through 2.4 hereof.

          5.8    Restriction on Resales.    Until the expiration of two years after the Closing Date, the Company will not, and will cause its "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation; provided that after the expiration of such two-year period, any such affiliate reselling Securities that have been acquired by it shall comply with Rule 144 under the 1933 Act in connection with such sale.

          5.9    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5.10    Headings.    The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          5.11    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          5.12    Severability.    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          5.13    Entire Agreement.    This Agreement and other writings referred to herein (including the Indenture and the Purchase Agreement) represent the entire agreement among the parties hereto with respect to the subject matter hereof and supercedes and replaces any and all prior agreements and understandings, whether oral or written, with respect thereto.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BEAZER HOMES USA, INC.
By:	/s/ Cory J. Boydston
Name: Cory J. Boydston
Title: Vice President

APRIL CORPORATION
BEAZER ALLIED COMPANIES HOLDINGS, INC.
BEAZER HOMES CORP.
BEAZER HOMES HOLDINGS CORP.
BEAZER HOMES INVESTMENT CORP.
BEAZER HOMES SALES ARIZONA, INC.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER MORTGAGE CORPORATION
BEAZER REALTY CORP.
BEAZER REALTY, INC.
BEAZER/SQUIRES REALTY, INC.
CROSSMANN COMMUNITIES OF NORTH CAROLINA, INC.
CROSSMANN COMMUNITIES OF OHIO, INC.
CROSSMANN INVESTMENTS, INC.
CROSSMANN MANAGEMENT INC.
CROSSMANN MORTGAGE CORP.
CUTTER HOMES, LTD.
DELUXE HOMES OF LAFAYETTE, INC.
DELUXE HOMES OF OHIO, INC.
HOMEBUILDERS TITLE SERVICES OF VIRGINIA, INC.
HOMEBUILDERS TITLE SERVICES, INC.
BEAZER REALTY, INC., fka MERIT REALTY, INC.
By:	/s/ Cory J. Boydston
Name: Cory J. Boydston
Title: Vice President

BEAZER CLARKSBURG, LLC
By:	BEAZER HOMES CORP., its managing partner
By:	/s/ Cory J. Boydston
Name: Cory J. Boydston
Title: Vice President
BEAZER HOMES TEXAS, L.P.
By:	BEAZER HOMES TEXAS HOLDINGS, INC., its managing partner
By:	/s/ Cory J. Boydston
Name: Cory J. Boydston
Title: Vice President
BEAZER SPE, LLC
By:	BEAZER HOMES CORP., its managing member
By:	/s/ Cory J. Boydston
Name: Cory J. Boydston
Title: Vice President
CROSSMANN COMMUNITIES OF TENNESSEE, LLC
By:	CROSSMANN COMMUNITIES OF NORTH CAROLINA, INC., its managing member
By:	/s/ Cory J. Boydston
Name: Cory J. Boydston
Title: Vice President

CROSSMANN COMMUNITIES PARTNERSHIP
By:	BEAZER HOMES INVESTMENT CORP., its partner
By:	/s/ Cory J. Boydston
Name: Cory J. Boydston
Title: Vice President
PARAGON TITLE, LLC
By:	BEAZER HOMES INVESTMENT CORP., its partner
By:	/s/ Cory J. Boydston
Name: Cory J. Boydston
Title: Vice President
PINEHURST BUILDERS LLC
By:	CROSSMANN COMMUNITIES OF TENNESSEE, LLC, its managing partner
By:	CROSSMANN COMMUNITIES OF NORTH CAROLINA, INC., its managing member
By:	/s/ Cory J. Boydston
Name: Cory J. Boydston
Title: Vice President
TEXAS LONE STAR TITLE, L.P.
By:	BEAZER HOMES TEXAS HOLDINGS, INC., its managing partner
By:	/s/ Cory J. Boydston
Name: Cory J. Boydston
Title: Vice President

TRINITY HOMES LLC
By:	BEAZER HOMES INVESTMENT CORP., its manager
By:	/s/ Cory J. Boydston
Name: Cory J. Boydston
Title: Vice President

        The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.
UBS SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
DEUTSCHE BANK SECURITIES INC.
WACHOVIA CAPITAL MARKETS, LLC
BNP PARIBAS SECURITIES CORP.

By:	CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Michael S. Weiss
Name:	Michael S. Weiss
Title:	Vice President

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  EXHIBIT 4.3
BEAZER HOMES USA, INC. 4 5/8% Convertible Senior Notes due 2024 REGISTRATION RIGHTS AGREEMENT